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                                                                     EXHIBIT 5.1


                     [LETTERHEAD OF ANDREWS & KURTH L.L.P.]


                                February 5, 1999

Ferrellgas Partners, L.P.
Ferrellgas Partners Finance Corp.
One Liberty Plaza
Liberty, Missouri 64068

Ladies and Gentlemen:

          We have acted as counsel to Ferrellgas Partners, L.P., a Delaware limited partnership (the "Partnership") and Ferrellgas Partners Finance Corp., a Delaware corporation ("Finance Corp."), in connection with the preparation of a registration statement on Form S-3, as amended (Registration No. 333-71111) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of common units ("Common Units"), deferred participation units ("DPUs") and warrants ("Warrants") of the Partnership and debt securities ("Debt Securities") of the Partnership and Finance Corp., having an aggregate initial public offering price not to exceed U.S. $300,000,000, on terms to be determined at the time of the offering. The Common Units, DPUs, Warrants and Debt Securities are collectively referred to herein as the "Securities." All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

          In arriving at the opinions expressed below, we have examined (1) the Partnership's Certificate of Limited Partnership and Agreement of Limited Partnership, each as amended to date, (2) the Certificate of Incorporation and Bylaws of Finance Corp., each as amended to date, (3) the Registration Statement, (4) the Prospectus and (5) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Partnership, Finance Corp. and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

          In rendering the opinions expressed below, we have assumed and have not verified (1) the genuineness of the signatures on all documents that we have examined, (2) the legal capacity of all natural persons, (3) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies and (4) the authenticity of the originals of such documents.

          Based on the foregoing, and subject to the limitations and other qualifications set forth below:

          1.   With respect to Common Units, we are of the opinion that, when
(a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (b) such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment (or delivery) of the consideration therefor provided for therein, such Common Units will be validly issued and, on the assumption that the holder of such Common Units is not also a general partner of the Partnership and does not participate in the control of the Partnership's business, such Common Units will be fully paid and nonassessable.

          2. With respect to DPUs, we are of the opinion that, when (a) the Partnership has taken all necessary action to approve the issuance and terms of such DPUs, the terms of the offering thereof and related matters and (b) such DPUs have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment (or delivery) of the consideration therefor provided for therein, such DPUs will be validly issued and, on the assumption that the holder of such DPUs is not also
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Ferrellgas Partners, L.P.
February 5, 1999
Page 2

a general partner of the Partnership and does not participate in the control of the Partnership's business, such DPUs will be fully paid and nonassessable.

          3. With respect to Warrants to be issued under a Warrant Agreement, we are of the opinion that, when (a) the Partnership has taken all necessary action to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by the Partnership and the Warrant Agent and (c) such Warrants have been duly executed, authenticated, issued and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment (or delivery) of the consideration therefor provided for therein, such Warrants will be legally issued and will constitute valid and binding obligations of the Partnership.

          4. With respect to Debt Securities to be issued under a Senior Indenture, we are of the opinion that, when (a) the Senior Indenture has been duly authorized and validly executed and delivered by the Partnership, Finance Corp. and the Trustee, (b) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Partnership and Finance Corp. have taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership and Finance Corp. upon payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Partnership and Finance Corp.

          5. With respect to Debt Securities to be issued under a Subordinated Indenture, we are of the opinion that, when (a) the Subordinated Indenture has been duly authorized and validly executed and delivered by the Partnership, Finance Corp. and the Trustee, (b) the Subordinated Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Partnership and Finance Corp. have taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership and Finance Corp. upon payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Partnership and Finance Corp.

          The validity and binding effect of any of the obligations of the Partnership and Finance Corp. with reference to any Security are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The opinions expressed above are also subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.

          For the purposes of the opinions expressed above, we have assumed that
(1) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded, (2) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (3) all Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement and (4) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership, Finance Corp. (if applicable) and the other parties thereto.

          With respect to our opinions expressed above as they relate to Debt Securities denominated in a currency other than U.S. dollars, we note that effective enforcement of a foreign currency claim in a New York State
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Ferrellgas Partners, L.P.
February 5, 1999
Page 3


court or a federal court sitting in the State of New York may be limited by requirements that the claim (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at the rate of exchange prevailing on a specified date. We express no opinion as to whether a New York State court or a federal court sitting in the State of New York would award a judgment in a currency other than U.S. dollars.

          We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York, the General Corporation Law of the State of Delaware and the Revised Uniform Limited Partnership Act of the State of Delaware. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent.

                              Very truly yours,


                              ANDREWS & KURTH L.L.P.